UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

Tigo Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40710	83-3583873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

983 University Avenue, Suite B, Los Gatos, California	95032
(Address of principal executive offices)	(Zip Code)

(408) 402-0802

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2025, Tigo Energy, Inc. (the “Company”) entered into an amended and restated manufacturing and supply agreement (the “Amended and Restated Agreement”) with EG4 Electronics LLC (“EG4”), which amended and restated that certain manufacturing and supply agreement, dated August 19, 2025, between Tigo and EG4 in its entirety (the “Agreement”), as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2025 (the “August Form 8-K”). The Company and EG4 entered into the Amended and Restated Agreement to, among other things, to clarify the rights and obligations of the parties and reflect that EG4 would be the recipient of the 45x Tax Credits (as defined below) as opposed to the Company.

Pursuant to the Amended and Restated Agreement, the Company has now agreed to supply to EG4, and EG4 has agreed to purchase from the Company, TS4-A-Os optimizers, Tigo Cloud Connect Advanced and Tigo Access Point (collectively, the “Company Components”). In connection therewith, EG4 has agreed to use such Company Components in order to manufacture, package and distribute Optimized Inverters (as defined in the Agreement) as set forth in the Amended and Restated Agreement.

In addition, the Company and EG4 acknowledged that the Amended and Restated Agreement is intended to constitute a “contract manufacturing arrangement” within the meaning of Treasury Regulation Section 1.45(X)-1(c)(3) and agreed that EG4 shall be the claimant of the tax credit that is available pursuant to Section 45(X) of the Internal Revenue Code of 1986 (as amended) (the “45x Tax Credits”). If EG4 is eligible to receive any 45x Tax Credits, EG4 will apply for such 45x Tax Credits to the maximum extent available to EG4 as a result of the manufacture of the Optimized Inverters pursuant to the Agreement. In the event EG4 receives any 45x Tax Credits, EG4 will pay the Company, within 90 days, an agreed upon amount of such 45x Tax Credits.

Except as set forth above, the other material terms set forth in the Agreement, as previously disclosed in the August Form 8-K, remain substantially the same.

The foregoing description of the Amended and Restated Agreement is qualified in its entity by reference to the full text of the Amended and Restated Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*#	Amended and Restated Manufacturing and Supply Agreement, dated December 18, 2025, between Tigo Energy, Inc. and EG4 Electronics LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Annexes, schedules and exhibits to this Exhibit omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	The registrant has redacted provisions or terms of this exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. The registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2025

TIGO ENERGY, INC.

By:	/s/ Bill Roeschlein
Name:	Bill Roeschlein
Title:	Chief Financial Officer

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